Exhibit 10.15

REGISTRATION RIGHTS AGREEMENT

by and among

NYSE GROUP, INC.,

NEW YORK STOCK EXCHANGE, INC.,

GENERAL ATLANTIC PARTNERS 77, L.P.,

GAP-W HOLDINGS, L.P.,

GAPSTAR, LLC,

GAP COINVESTMENT PARTNERS II, L.P.,

and

GAPCO GMBH & CO. KG

Dated as of October 20, 2005

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of October 20, 2005, is by and among General Atlantic Partners 77, L.P., GAP-W Holdings, L.P., GapStar, LLC, GAP Coinvestment Partners II, L.P., and GAPCO GmbH & Co. KG. (each, a “Stockholder” and together, the “Stockholders”), NYSE Group, Inc., a Delaware corporation (“NYSE Group”), and New York Stock Exchange, Inc., a New York Type A not-for-profit corporation (“NYSE”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Merger Agreement.

W I T N E S S E T H:

WHEREAS, NYSE Group, NYSE, Archipelago Holdings, Inc., a Delaware corporation (“Archipelago”), and certain other Subsidiaries of such parties entered into that certain Agreement and Plan of Merger, dated as of April 20, 2005, as amended and restated as of July 20, 2005 (as amended from time to time, the “Merger Agreement”), pursuant to which NYSE and Archipelago, through a series of transactions, shall become wholly owned subsidiaries of NYSE Group, and NYSE members and Archipelago stockholders shall receive shares of NYSE Group common stock, par value $0.01 per share (“NYSE Group Common Stock”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, all or a portion of the NYSE Group Common Stock issued to the NYSE members in the NYSE LLC Merger (the “NYSE Shares”) shall be subject to certain transfer restrictions, upon the terms and subject to the conditions set forth in the certificate of incorporation of NYSE Group in effect immediately after the NYSE LLC Merger;

WHEREAS, NYSE and the Stockholders entered into that certain Support and Lock-Up Agreement, dated as of April 20, 2005, as amended and restated as of July 20, 2005 (as amended from time to time, the “Support Agreement”), pursuant to which, among other things, (a) the Stockholders agreed not to transfer or sell any of the shares of NYSE Group Common Stock that they receive in the Archipelago Merger (as defined in the Merger Agreement) for the period of time specified therein (such shares, the “Subject Shares”), and (b) the Stockholders were granted the right to demand the registration of the Subject Shares (the “Demand Registration Right”), in certain circumstances and in the quantities specified in the Support Agreement, by delivering to NYSE Group a Demand Notice, such registration to be effected upon terms and conditions as set forth in this Agreement; and

WHEREAS, the parties hereto are entering into this Agreement to set forth the terms and conditions upon which the registration of the Subject Shares shall be effected pursuant to the exercise of the Demand Registration Right.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

1. Definitions. As used in this Agreement and except as otherwise defined herein, the following defined terms shall have the following meanings:

“Affiliate” shall have the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

“Archipelago” has the meaning set forth in the recitals.

“Blackout Period” has the meaning set forth in Section 2(c).

“Business Day” shall mean any day on which banks are required to be open to conduct business in New York City.

“Commission” means the United States Securities and Exchange Commission.

“Damages” has the meaning set forth in Section 6(a).

“Demand Notice” has the meaning set forth in the Support Agreement.

“Demand Registration Right” has the meaning set forth in the recitals.

“Effectiveness Period” means, as to a Registration Statement, the period during which such Registration Statement is effective.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Indemnified Party” has the meaning set forth in Section 6(c).

“Indemnifying Party” has the meaning set forth in Section 6(c).

“Maximum Offering Size” has the meaning set forth in Section 3(d).

“Merger Agreement” has the meaning set forth in the recitals.

“NYSE” has the meaning set forth in the preamble.

“NYSE Group” has the meaning set forth in the preamble.

“NYSE Group Common Stock” has the meaning set forth in the recitals.

“NYSE Group Offering” has the meaning set forth in Section 3(a).

“NYSE Shares” has the meaning set forth in the recitals.

“Offering” has the meaning set forth in Section 3(b).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Prospectus” means the prospectus (including any preliminary prospectus, any final prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A under the Act) included in a Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Applicable Shares covered by a Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by NYSE Group under the Exchange Act and incorporated by reference therein.

“Records” has the meaning set forth in Section 4(e).

“Registration Expenses” means all (a) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (b) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (c) printing expenses, (d) fees and disbursements of counsel for NYSE Group and NYSE and customary fees and expenses for independent certified public accountants retained by NYSE Group or NYSE (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters), (e) fees and expenses of any special experts retained by NYSE Group or NYSE in connection with such registration and (f) other expenses arising from, incident to or directly resulting from the performance of or compliance with any registration or marketing of securities under this Agreement.

“Registration Statement” means a registration statement filed under the Securities Act by NYSE Group pursuant to the provisions of Section 2 or 3 hereof, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Release” has the meaning set forth in the Support Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stockholder Offering” has the meaning set forth in Section 3(b).

“Stockholders” has the meaning set forth in the preamble.

“Subject Shares” has the meaning set forth in the recitals.

“Support Agreement” has the meaning set forth in the recitals.

2. Demand Registration.

(a) After receipt of a Demand Notice in accordance with the procedures set forth in Section 2(a)(v) of the Support Agreement, NYSE Group shall:

(i) use commercially reasonable efforts to effect, as expeditiously as possible, registration under the Securities Act of such number of Subject Shares specified in the Demand Notice, to the extent necessary to permit the disposition (in accordance with the intended methods thereof, as set out in the Demand Notice) of the Subject Shares so to be registered, including filing with the Commission of a Registration Statement (on any form for which NYSE Group then qualifies or that counsel for NYSE Group shall deem appropriate and which form shall be available for the sale of the NYSE Group Common Stock to be registered thereunder in accordance with the intended method of distribution thereof, as set out in the Demand Notice) related to such registration as promptly as practicable and in no event later than 45 days after receipt of the Demand Notice; and

(ii) use commercially reasonable efforts to cause such filed Registration Statement to be declared effective as promptly as possible and to remain continuously effective (including, if necessary, by filing with the Commission a post-effective amendment or a supplement to such Registration Statement or the related Prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending such Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by NYSE Group for such Registration Statement or by the Securities Act, the Exchange Act, any state securities or blue sky laws or any rules and regulations thereunder) for a period of not less than 90 days (or such shorter period in which all of the Subject Shares included in such registration shall have actually been sold thereunder).

(b) A registration of Subject Shares satisfying the obligations of NYSE Group pursuant to Section 2(a) of this Agreement shall not be deemed to have occurred unless (i) the Registration Statement relating thereto has become effective under the Securities Act and has remained effective for a period of at least 90 days (or such shorter period in which all of the Subject Shares included in such registration have actually been sold thereunder) and throughout such time that the Subject Shares shall have been listed or admitted to trading on the NYSE and (ii) after such Registration Statement becomes effective under the Securities Act, such Registration Statement is not interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court.

(c) Upon written notice to the Stockholders, NYSE Group may postpone effecting a registration pursuant to this Section 2 for a reasonable period of time (the “Blackout Period”) specified in the written notice if NYSE Group determines in good faith that (i) effecting the registration would materially and adversely affect an offering of securities of NYSE Group, the preparation of which offering had been commenced or (ii) effecting the registration would require NYSE Group to disclose material non-public information, the disclosure of which during the period specified in NYSE Group’s written notice would not be in the best interests of NYSE Group; provided, however, that the Blackout Period specified in the written notice shall not exceed 45 days (which period may not be extended or renewed). NYSE Group may not effect a Blackout Period more than twice during any period of twelve consecutive months.

(d) Any holder of NYSE Shares that are subject to restrictions on transfer pursuant to the Certificate of Incorporation of NYSE Group shall have the right to participate in any registration pursuant to this Section 2, pro rata with the Stockholders participating in such registration based on the relative number of shares of NYSE Group Common Stock requested to be included in such registration.

(e) In the event that any registration pursuant to Section 2 shall involve, in whole or in part, an underwritten offering, and the managing underwriter advises NYSE Group that, in its view, the number of shares of NYSE Group Common Stock requested to be included in the Registration Statement exceeds the largest number of shares of NYSE Group Common Stock that can be sold without having an adverse effect on such offering, including the price at which such shares of NYSE Group Common Stock can be sold, then the number of shares of NYSE Group Common Stock included in such registration shall be allocated among the Stockholders and the other stockholders of NYSE Group participating in such offering pursuant to Section 2(d) pro rata based on the number of shares of NYSE Group Common Stock requested by the Stockholders and such stockholders to be included in such registration. In any underwritten offering pursuant to Section 2, the NYSE Group shall not be required to include any shares of NYSE Group Common Stock in such offering unless the Stockholders and such stockholders accept the terms of such offering as agreed upon by the NYSE Group, the Stockholders and the underwriter for such offering.

(f) The parties hereby agree that the second sentence of Section 2(a)(v) of the Support Agreement is hereby amended by deleting the clause “exercisable once during the period between the first and second anniversaries of the Closing Date” and replacing it with the clause “exercisable once during the period between the second and third anniversaries of the Closing Date”.

3. Piggy-Back Registration; Maximum Offering Size.

(a) If, at any time after the date hereof, NYSE Group proposes to file a Registration Statement with respect to an offering by NYSE Group for its own account (other than a Registration Statement on Form S-4 or S-8 or any successor thereto) (such an offering, a “NYSE Group Offering”) and decides to permit certain of its stockholders to participate in such NYSE Group Offering, then NYSE Group shall give written notice of such proposed filing to the Stockholders at least fifteen (15) days prior to the anticipated filing date of the Registration Statement describing the proposed registration, and shall permit the Stockholders to participate in such NYSE Group Offering with the other NYSE Group stockholders participating in such NYSE Group Offering on a pro rata basis, pari passu with all of the other stockholders participating in such NYSE Group Offering. For purposes of clarity, NYSE Group shall not be obligated to permit any stockholders of NYSE Group to participate in any NYSE Group Offering.

(b) If, at any time after the date hereof, NYSE Group agrees to file a Registration Statement for the account of any or all of the stockholders whose names are set forth in Exhibit B or any stockholder who was a NYSE Member immediately prior to the Mergers in respect of such stockholder’s NYSE Shares (such an offering, a “Stockholder Offering”; and each of a NYSE Group Offering and a Stockholder Offering, an “Offering”), then the Stockholder shall have the right to participate in such Stockholder Offering on a pro rata basis, pari passu with all of the other stockholders participating in such Stockholder Offering.

(c) In the event that any registration pursuant to Section 2 or this Section 3 shall involve, in whole or in part, an underwritten offering, NYSE Group shall have the right, in its discretion, to select an underwriter or underwriters in connection with such underwritten offering. In connection with such underwritten offering, NYSE Group shall enter into customary agreements (including an underwriting agreement in reasonably customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such NYSE Group Common Stock in any such underwritten offering, including the engagement of a “qualified independent underwriter” if necessary in connection with the qualification of the underwriting arrangements with the National Association of Securities Dealers, Inc.

(d) In the event that any registration pursuant to Section 3(a) shall involve, in whole or in part, an underwritten offering, and the managing underwriter advises NYSE Group that, in its view, the number of shares of NYSE Group Common Stock requested to be included in the Registration Statement exceeds the largest number of shares of NYSE Group Common Stock that can be sold without having an adverse effect on such offering, including the price at which such shares of NYSE Group Common Stock can be sold (the “Maximum Offering Size”), NYSE Group may limit the number of shares of NYSE Group Common Stock included in such registration to the Maximum Offering Size. In such case, NYSE Group may include in the offering all of the shares of NYSE Group Common Stock that it had planned to include in the offering for its own account up to the Maximum Offering Size. If such number of shares of NYSE Group is less than the Maximum Offering Size, then such difference shall be allocated among the stockholders of NYSE Group participating in such offering pro rata based on the number of shares of NYSE Group Common Stock requested by such stockholders to be included in such registration. In any underwritten offering pursuant to Section 3, the NYSE Group shall not be required to include any shares of NYSE Group Common Stock in such offering unless the Stockholders accept the terms of such offering as agreed upon by the NYSE Group, such other stockholders participating in such offering, and the underwriter for such offering.

4. Registration Procedures. In connection with the obligations of NYSE Group pursuant to Section 2 and 3 of this Agreement, including the filing of a Registration Statement, the following provisions shall apply:

(a) Each Stockholder participating in a registration pursuant to Section 2 or 3 of this Agreement shall, if it so requests, be entitled to receive, at least 5 Business Days prior to filing a Registration Statement or Prospectus or any amendment or supplement thereto, a draft copy of such Registration Statement as proposed to be filed and be given an opportunity to review and comment thereon, it being understood that the NYSE Group shall not be obligated to make any change to such Registration Statement in connection with such review and comment.

(b) After the filing of the Registration Statement, NYSE Group shall cause the related Prospectus to be supplemented by any required Prospectus supplements, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, comply with the provisions of the Securities Act with respect to the disposition of all NYSE Group Common Stock covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the selling Stockholders thereof set forth in such Registration Statement or supplement to such Prospectus and promptly notify each Stockholder holding NYSE Group Common Stock covered by such Registration Statement of any stop order issued or threatened by the Commission or any state or national securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(c) NYSE Group shall use commercially reasonable efforts to register or qualify the NYSE Group Common Stock covered by such Registration Statement under such other securities or “blue sky” laws of such jurisdictions as any Stockholder holding such NYSE Group Common Stock reasonably (in light of such Stockholder’s intended plan of distribution) requests and cause such NYSE Group Common Stock to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of NYSE Group and do any and all other acts and things that may be reasonably necessary or advisable to enable such Stockholder to consummate the disposition of the NYSE Group Common Stock owned by such Stockholder; provided, that NYSE Group shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(c) or subject itself to taxation in any such jurisdiction or consent to general service of process in any such jurisdiction.

(d) NYSE Group shall notify as promptly as practicable each Stockholder holding such NYSE Group Common Stock covered by such Registration Statement, (i) when such Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the Commission or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, (iii) of the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such NYSE Group Common Stock, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and NYSE Group shall promptly prepare and file with the Commission any such supplement or amendment.

(e) NYSE Group shall otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, including making available to its security holders, as soon as reasonably practicable, an earnings statement or such other document covering a period of 12 months, beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder.

(f) NYSE Group may require each Stockholder promptly to furnish in writing to NYSE Group such information regarding the distribution by such Stockholder of the NYSE Group Common Stock as NYSE Group may from time to time reasonably request and such other information as may be legally required in connection with such registration.

(g) Each Stockholder agrees that, upon receipt of any notice from NYSE Group of the occurrence of any event of the kind described in Section 4(d), such Stockholder shall forthwith discontinue disposition of NYSE Group Common Stock pursuant to the Registration Statement covering such NYSE Group Common Stock until such Stockholder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(d), and, if so directed by NYSE Group, such Stockholder shall deliver to NYSE Group all copies, other than any permanent file copies then in such Stockholder’s possession, of the most recent Prospectus covering such NYSE Group Common Stock at the time of receipt of such notice. If NYSE Group shall give such notice, NYSE Group shall extend the period during which such Registration Statement shall be maintained effective (including the period referred to in Section 2(b)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 4(d) to the date when NYSE Group shall make available to such Stockholder a Prospectus supplemented or amended to conform with the requirements of Section 4(d).

(h) NYSE Group shall use commercially reasonable efforts to cause any Subject Shares to be offered to be listed on the NYSE or NYSE Market.

5. Registration Expenses.

(a) The Stockholders shall be liable for, and pay to NYSE Group, an amount equal to the product obtained by multiplying (i) all registration and filing fees payable to the Commission in connection with any registration of NYSE Group Common Stock pursuant to this Agreement by (ii) a fraction, the numerator of which is the number of shares of NYSE Group Common Stock of the Stockholders included in such registration, and the denominator of which is the total number of shares of NYSE Group Common Stock included in such registration. The Stockholders shall pay such amount to NYSE Group not later than five Business Days after the filing of the registration statement that requires the payment of such registration and filing fees to the Commission.

(b) NYSE Group shall be liable for and pay all other Registration Expenses in connection with any registration of NYSE Group Common Stock pursuant to this Agreement; provided that NYSE Group may require all holders of NYSE Shares participating in such registered offering to pay for some or all of such Registration Expenses pro rata based on the number of shares of NYSE Group Common Stock sold by or on behalf of such holders in such registered offering, in which case the Stockholders shall also be liable for and pay for the same Registration Expenses pro rata based on the number of shares of NYSE Group Common Stock sold by or on behalf of such Stockholders in such registered offering.

(c) Notwithstanding anything to the contrary, in the event that any registration pursuant to Section 2 or Section 3 shall involve, in whole or in part, an underwritten offering, the Stockholders and each of the other holders of NYSE Shares participating in such registered offering shall bear the underwriter’s discounts and commissions related to the shares of NYSE Group Common Stock sold by or on behalf of such Stockholders and such other holders, as the case may be, in such underwritten offering; provided that, at its option, NYSE Group may pay for a portion of or all of such underwriter’s discounts and commissions for every person participating in such registered offering (including the Stockholders), pro rata based on the number of shares of NYSE Group Common Stock sold by or on behalf of such person (including the Stockholders) in such registered offering.

6. Indemnification.

(a) Indemnification by NYSE Group. NYSE Group agrees to indemnify and hold harmless any Stockholder holding NYSE Group Common Stock covered by a Registration Statement, its officers, directors, employees, agents, and each Person, if any, who controls such Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees and expenses) (“Damages”) to the extent caused by any untrue statement of a material fact contained in any Registration Statement or Prospectus relating to the NYSE Group Common Stock (as amended or supplemented if NYSE Group shall have furnished any amendments or supplements thereto) or any preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon any written information describing any Stockholder, any Stockholder’s planned distribution of NYSE Group Common Stock or any other information relating to any Stockholder and furnished to NYSE Group by such Stockholder or on such Stockholder’s behalf for use therein; provided, that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary Prospectus, or in any Prospectus, as the case may be, the indemnity agreement contained in this Section 6(a) shall not apply to the extent that any Damages result from the fact that a current copy of the Prospectus (or such amended or supplemented Prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Shares concerned to such Person if NYSE Group has provided such Prospectus to such Stockholder in accordance with this Agreement and it was the responsibility of such Stockholder to provide such Person with a current copy of the Prospectus (or such amended or supplemented Prospectus, as the case may be).

(b) Indemnification by the Stockholders. Each Stockholder holding NYSE Group Common Stock included in any Registration Statement agrees, jointly and severally, to indemnify and hold harmless NYSE, NYSE Group and their respective officers, directors, employees, agents and representatives, and underwriters of the NYSE Group Common Stock included in any Registration Statement, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case to the same extent as the foregoing indemnity from NYSE Group to such Stockholder, (i) with respect to any written information describing any Stockholder, any Stockholder’s planned distribution of NYSE Group Common Stock or any other information relating to any Stockholder and furnished to NYSE Group by such Stockholder or on such Stockholder’s behalf for use in any Registration Statement or Prospectus relating to the NYSE Group Common Stock included in any Registration Statement, or any amendment or supplement thereto, or any preliminary Prospectus or (ii) with respect to any Damages that result from the fact that a current copy of the Prospectus (or such amended or supplemented Prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the confirmation of the sale of the NYSE Group Common Stock included in any Registration Statement concerned to such Person if NYSE Group has provided such Prospectus to such

Stockholder in accordance with this Agreement and it was the responsibility of such Stockholder to provide such Person with a current copy of the Prospectus (or such amended or supplemented Prospectus, as the case may be); provided, however, that the total amount to be indemnified by the Stockholders pursuant to this Section 6(b) shall be limited to the net proceeds (after deducting underwriter’s discounts and commissions) received by the Stockholders in the offering to which the Registration Statement or Prospectus relates. As a condition to including NYSE Group Common Stock in any Registration Statement filed in accordance with Sections 1 or 2, NYSE Group may require an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.

(c) Conduct of Indemnification Proceedings. If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Section 6, such Person (an “Indemnified Party”) shall promptly notify in writing the Person against whom such indemnity may be sought (the “Indemnifying Party”), and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided, that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party, the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed by the Indemnifying Party as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding or any related proceedings; and (ii) does not include a statement as to, or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

7. No Assignment and Binding Effect. None of the parties hereto shall assign all or any part of its rights or obligations under this Agreement without the prior written consent of the other parties hereto. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

8. Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be personally served in writing, shall be deemed to have been given on the date of service, and shall be addressed as follows:

(a)	If to NYSE Group or NYSE, to:

NYSE Group, Inc.

11 Wall Street

6th Floor

New York, NY 10005

Attention: Richard P. Bernard Esq.

New York Stock Exchange, Inc.

11 Wall Street

6th Floor

New York, NY 10005

Attention: Richard P. Bernard Esq.

in both cases, with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Tel: 212-403-1000

Fax: 212-403-2000

Attention: David C. Karp, Esq.

(b)	If to the Stockholders, to:

c/o General Atlantic Service Corporation

Three Pickwick Plaza

Greenwich, Connecticut 06830

Attention: David Rosenstein, Esq.

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Tel: 212-373-3000

Fax: 212-757-3990

Attention: Douglas A. Cifu, Esq.

9. Governing Law; Submission to Jurisdiction. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by, and enforced in accordance with, the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors or assigns shall be brought and determined in the state and federal courts of the State of Delaware, and each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this agreement, any claim (a) that it is not personally subject to the jurisdiction of the aforesaid courts for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of judgment, execution of judgment, or otherwise), or (c) to the fullest extent permitted by the applicable law, that (i) the suit, action or proceeding in such courts is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this agreement, or the subject matter hereof, may not be enforced in or by the aforesaid courts.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.

10. Entire Agreement. This Agreement and the Support Agreement set forth the entire understanding and agreement of the parties hereto and supersede any and all other understandings, term sheets, negotiations or agreements between the parties hereto relating to the subject matter of this Agreement.

11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement.

12. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

13. Interpretation. Words used in the singular form in this Agreement shall be deemed to import the plural, and vice versa, as the sense may require. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

14. Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by all parties hereto.

15. Waiver. Any party hereto may on behalf of itself only, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, and (ii) waive compliance by any other party with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such waiver but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or future failure.

16. Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto will use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the provisions of this Agreement.

17. Specific Performance. The parties hereto intend that each of the parties have the right to seek damages or specific performance in the event that any other party hereto fails to perform such party’s obligations hereunder. If any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

18. No Inconsistent Agreements. Except as set forth in the Support Agreement, NYSE Group represents and warrants that, as of the date hereof, it has not granted to any Person the right to request or require NYSE Group to register any securities issued by NYSE

Group, other than the rights granted to the Stockholders herein. After the date hereof and until the fourth anniversary of the completion of the Mergers (as defined in the Merger Agreement), NYSE Group shall not enter into any agreement that would prohibit the Stockholders from participating in any Offering on a pro rata basis, pari passu with all of the other stockholders of NYSE Group participating in such Offering, on the terms and conditions set forth in Sections 3(a) and 3(b).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NYSE GROUP, INC.

By:	/s/ John A. Thain
Name: John A. Thain
Title: Chief Executive Officer

NEW YORK STOCK EXCHANGE, INC.

By:	/s/ John A. Thain
Name: John A. Thain
Title: Chief Executive Officer

[Signature Page to Registration Rights Agreement]

GENERAL ATLANTIC PARTNERS 77, L.P.

By: General Atlantic LLC, its general partner

By:	/s/ Matthew Nimetz
Name: Matthew Nimetz

Title: Managing Director

GAP-W HOLDINGS, L.P.

By: General Atlantic LLC, its general partner

By:	/s/ Matthew Nimetz
Name: Matthew Nimetz

Title: Managing Director

GAPSTAR, LLC

By: General Atlantic LLC, its sole member

By:	/s/ Matthew Nimetz
Name: Matthew Nimetz

Title: Managing Director

GAP COINVESTMENT PARTNERS II, L.P.

By:	/s/ Matthew Nimetz
Name: Matthew Nimetz

Title: A General Partner

GAPCO GMBH & CO. KG

By: GAPCO Management GmbH, its general partner

By:	/s/ Matthew Nimetz
Name: Matthew Nimetz

Title: Managing Director

[Signature Page to Registration Rights Agreement]